      As filed with the Securities and Exchange Commission on May 4, 1999
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                    PHOENIX INTERNATIONAL LIFE SCIENCES INC.
             (Exact name of registrant as specified in its charter)

                 CANADA                                  NOT APPLICABLE
      (State or other jurisdiction of                   (I.R.S. employer
      incorporation or organization)                  Identification No.)

                    PHOENIX INTERNATIONAL LIFE SCIENCES INC.
                                2350 Cohen Street
                            Saint-Laurent (Montreal)
                             Quebec, Canada H4R 2N6
                                 (514) 333-0033
                    (Address of Principal Executive Offices)
                         -------------------------------

     PHOENIX INTERNATIONAL LIFE SCIENCES INC. KEY EMPLOYEE SHARE OPTION PLAN
           CHRYSALIS INTERNATIONAL CORPORATION 1996 STOCK OPTION PLAN
                     DNX CORPORATION 1991 STOCK OPTION PLAN
                         DNX CORPORATION 1988 STOCK PLAN
                            (Full title of the Plans)

                         -------------------------------
                          PHS CORPORATE SERVICES, INC.
                         SUITE 1600, 1201 MARKET STREET
                                  P.O. BOX 1709
                            WILMINGTON, DE 19899-1709
                     (Name and Address of Agent for Service)
                                 (302) 777-6500
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum         Proposed Maximum
  Title of Securities to         Amount to Be         Offering Price Per       Aggregate Offering         Amount of
       Be Registered              Registered                 Share                   Price             Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Shares, no
par value                       2,254,448(1)(2)            $8.50 (3)            $19,162,808 (3)            $5,327
-----------------------------------------------------------------------------------------------------------------------
Common Shares, no                 145,672(4)               $8.50 (3)             $1,238,212 (3)             $344
par value
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions under the Phoenix International Life Sciences Inc. Key Employee Share Option Plan (the "Phoenix Option Plan").

(2) Includes 224,637 additional shares to be reserved for issuance pursuant to future grants, if any, under the Phoenix Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee and computed pursuant to paragraphs (c) and (h) of Rule 457 based on the average bid and ask prices for the Common Shares on May 3, 1999, as reported on the Nasdaq National Market.

(4) Represents 40,861 shares issuable upon exercise of outstanding options under the Chrysalis International Corporation 1996 Stock Option Plan, 92,376 shares issuable upon exercise of outstanding options under the DNX Corporation 1991 Stock Option Plan and 12,435 shares issuable upon exercise of outstanding option sunder the DNX Corporation 1988 Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the note to part I of form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents which have been filed by Phoenix International Life Sciences Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                  (a) The Company's Registration Statement on Form F-4 (Registration Statement No. 333-75779) filed on April 7, 1999 (the "Form F-4");

                  (c) The Current Reports on Form 6-K filed on February 3, 1999, April 7, 1999, April 16, 1999 and April 23, 1999, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                  (d) The description of the Company's Common Shares contained in the Form F-4, including any amendment or report filed for the purpose of updating such description.

         All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements appearing in the documents incorporated herein or therein by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

           Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Canada Business Corporations Act, as amended, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a stockholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant or such other corporation; provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant if he was substantially successful on the merits and fulfilled the conditions set forth above.

         In accordance with the Canada Business Corporations Act, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Registrant or any such body corporate) and the heirs, executors, administrators and legal representatives of such person, from and against all costs, charges and expenses whatsoever, including all amounts paid to settle an action or satisfy a judgment sustained or reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been director or officer of the Registrant or such body corporate if he acted honestly and in good faith with a view to the best interest of the Registrant and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The Registrant maintains a policy of directors' and officers' liability insurance which insures directors and officers of the Registrant and its subsidiaries for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Canada Business Corporations Act.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable

ITEM 8. EXHIBITS.

      Exhibit No.  Description
      -----------  -----------

         4.1 Phoenix International Life Sciences Inc. Key Employee Share Option Plan (incorporated herein by reference to Exhibit 10.3 of the Company's Registration Statement on Form F-4 (Registration Statement No. 333-75779) filed on April 7,
                  1999).

         4.2 Chrysalis International Corporation 1996 Stock Option Plan (incorporated herein by reference to Appendix G to Chrysalis International Corporation's Schedule 14A dated November 8,
                  1996).

         4.3 DNX Corporation 1991 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10(ii) of Chrysalis International Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 000-19659)).

         4.4 DNX 1988 Corporation Stock Plan, as amended (incorporated herein by reference to Exhibit 10(i) of Chrysalis International Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 000-19659)).

         5        Opinion of McCarthy Tetrault.

         23.1     Consent of Ernst & Young LLP (Phoenix).

         23.2     Consent of Ernst & Young LLP (IBCD-Rostrum Global, Inc.).

         23.2     Consent of Deloitt & Touch LLP.

         23.4     Consent of KPMG LLP.

         23.5     Consent of McCarthy Tetrault (included in Exhibit 5).

         24       Power of Attorney (see Signature Pages).


ITEM 9.  UNDERTAKINGS

                  (a) The undersigned Registrant hereby undertakes as follows:

                           (1) To file, during any period in which offers or
sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act.

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

     Exhibit No.  Description
     -----------  -----------

         5        Opinion of McCarthy Tetrault.

         23.1     Consent of Ernst & Young LLP (Phoenix).

         23.2     Consent of Ernst &  Young LLP (IBRD-Rostrum Global, Inc.).

         23.2     Consent of Deloitte & Touche LLP.

         23.4     Consent of KPMG LLP.

         23.5     Consent of McCarthy Tetrault (included in Exhibit 5).

         24       Power of Attorney (see Signature Pages).

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada, on May 4, 1999.

                           PHOENIX INTERNATIONAL LIFE SCIENCES INC.


                           By: /s/ David Moszkowski
                              --------------------------------------------------
                               David Moszkowski, Senior Vice President and
                               Chief Financial Officer


                           PHOENIX INTERNATIONAL LIFE SCIENCES
                           (IBRD) INC., Authorized Representative in the United States


                           By: /s/ Susan Thornton
                              --------------------------------------------------
                               Dr. Susan Thornton, President and Chief Operating Officer - U.S., Phase II-IV


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John W. Hooper, Ph.D. and David Moszkowski, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: May 4, 1999             /s/ JOhn W. Hooper
     ---------------          --------------------------------------------------
                              John W. Hooper, Ph.D.
                              Chief Executive Officer and Chairman of the Board
                              of Directors (Principal Executive Officer)


                       [SIGNATURES CONTINUED ON NEXT PAGE]

Date: May 4, 1999             /s/ David Moszkowski
     ---------------          --------------------------------------------------
                              David Moszkowski
                              Senior Vice President and Chief Financial Officer
                              (Principal Financial Officer and Principal
                              Accounting Officer)


Date: May 4, 1999             /s/ Lucien Steru
     ---------------          --------------------------------------------------
                              Lucien Steru, M.D.
                              President and Chief Operating Officer
                              ITEM Europe SA and Director


Date: May 4, 1999             /s/ Claude E. Forget
     ---------------          --------------------------------------------------
                              Claude E. Forget
                              Director


Date: May 4, 1999             /s/ David Goldman
     ---------------          --------------------------------------------------
                              David Goldman
                              Director


Date: May 4, 1999             /s/ Robert Raich
     ---------------          --------------------------------------------------
                              Robert Raich
                              Director


Date: May 4, 1999             /s/ Cornelius P. McCarthy, III
     ---------------          --------------------------------------------------
                              Cornelius P. McCarthy, III
                              Director


Date: May 4, 1999             /s/ Bertram A. Spilker
     ---------------          --------------------------------------------------
                              Bertram A. Spilker, Ph.D., M.D.
                              Director


                                      -9-